                                                                   Exhibit 10(k)

                            NONCOMPETITION AGREEMENT

         This Agreement is entered into between CheckFree Services Corporation, its parents, subsidiaries, affiliates, successors and assigns (collectively referred to as "the Company"), and Mark A. Johnson ("Associate"), effective this February 11, 2003 (Date). This agreement is consideration for and a condition of Associate's commencing employment with the Company.

         1. Definitions. For the purposes of this Agreement, the following definitions shall apply:

         a. "Trade Secrets" shall mean information not generally known about the Company's business which the Company has made reasonable efforts to maintain its secrecy or confidentiality and from which the Company derives economic value from the fact that the information is not generally known to other persons who can obtain economic value from its disclosure or use. Trade Secrets include, but are not limited to, technical or non-technical data, compilations, programs and methods, techniques, drawings, processes, financial data, lists of actual customers and potential customers, customer route books, cards or lists containing the names, addresses, buying habits and business locations of past, present and prospective customers, sales reports, price lists, product formulae, methods and procedures relating to services.

         b. "Confidential Information" means other business information of the Company, its clients and/or customers, not generally known to the public and which the Company desires and makes reasonable efforts to keep confidential.

         c. "Products" shall mean those products or services of the Company about which Associate has been exposed to Confidential Information during the twelve-month period prior to the termination of employment, including products that support or facilitate electronic billing or payment or both. Associate agrees that the Products constitute Trade Secrets or Confidential Information of the Company. Associate acknowledges that he has been involved with, or has become familiar with each of the Products during the last twelve months of his employment.

         d. "Competing Business" shall mean any person or entity which sells, licenses or otherwise distributes software or offers processing services which perform the same or substantially the same functions as the Products. Specifically, and without restricting the generality of the foregoing, such companies include, MasterCard, Metavante, and Princeton.

         e. "Territory" shall mean the United States of America. The parties hereto agree that the Company serves customers throughout the Territory and Associate's duties and responsibilities hereunder extend to customers throughout the Territory. Associate acknowledges that the Company and Associate may change the Territory at any time by either reflecting any such change on an Amended Confidentiality and Non-competition Agreement, executed by Associate, or by Associate's acceptance of an assignment to such new Territory.

         2. Confidential Information. The parties agree that Associate will gain detailed and comprehensive knowledge of the Company's Trade Secrets and Confidential Information.

         3. Agreement Not To Compete. Associate covenants and agrees that during employment by the Company and for a period of one year after termination of such employment for any reason, Associate will not, without prior written consent of the Company, directly or indirectly, within the Territory, on behalf of himself or any Competing Business, engage in any business in which Associate provides services which are the same or substantially similar to Associate's duties during the last twelve months of his employment with the Company. Associate acknowledges that nothing in this paragraph prohibits him from engaging in his entire business, trade or profession but that this paragraph only narrowly restricts him from engaging in a small or limited segment of the computer software industry.

         4. Associate Warranty. Associate warrants that his employment with the Company does not constitute a breach of any agreement between Associate and any other party, nor will it violate any other party's proprietary rights.

         5. Miscellaneous.

         a. Remedies. Associate acknowledges and agrees that by virtue of the duties and responsibilities attendant to his employment by the Company and the special knowledge of the Company's affairs, business, clients and operations that he has and will have as a consequence of such employment, irreparable loss and damage will be suffered by the Company if Associate should breach or violate any of the covenants and agreements contained herein. Associate further acknowledges and agrees that each of such covenants is reasonably necessary to protect and preserve the Company Business and the assets of the Company. Associate therefore agrees and consents that, in addition to any other remedies available to the Company, the Company shall be entitled to an injunction to prevent a breach or contemplated breach by Associate of any of the covenants or agreements contained in such paragraphs. Nothing contained in this Agreement shall limit, abridge or modify the rights of the parties under applicable trade secret, trademark, copyright or patent law or under the laws of unfair competition.

         b. Attorneys Fees. Associate agrees and acknowledges that if the Company successfully enforces any right under this Agreement through legal process of any kind, then the Company shall be entitled to recover from Associate its costs of such enforcement, including reasonable attorneys fees.

         c. Binding Agreement. The rights and obligations of the Company under this Agreement shall inure to the benefit of and shall be binding upon the successors and assigns of the Company. This Agreement is a personal services Agreement and may not be assigned in whole or in part by Associate. The covenants of Associate contained in this Agreement shall be binding upon the heirs and legal representatives of Associate and shall survive the termination of this Agreement.

         d. Severability. The provisions of this Agreement are severable and if any one or more provisions may be determined to be illegal or otherwise unenforceable in whole or in part, the remaining provisions, and any partial enforceable provision to the extent enforceable in any jurisdiction, shall nevertheless be binding and enforceable. Should any court of competent jurisdiction determine that the public policy of such jurisdiction requires a more limited restriction is geographic area, duration, nature of restricted activity or any other aspect of this Agreement, it would be in furtherance of the intentions of the parties hereto for the court to so interpret and construe the terms of this Agreement in the manner necessary to render its terms enforceable.

         e. Waiver. The waiver by one party of a breach of any provision of this Agreement by the other party shall not operate or be construed as a waiver of any subsequent breach of the same or any other provision by the other party. The failure of a party at any time to require performance of any provision hereof shall in no manner affect its right at a later time to enforce the same.

         f. Entire Agreement. This Agreement sets forth the entire agreement of the parties and supersedes all prior agreements and understandings between the parties relating to its subject matter.

         g. Modifications. This Agreement may be amended, modified or superseded only by a writing signed by the party against whom enforcement is sought. Associate acknowledges and understands that the Company may request modification or re-execution of this Agreement or execution of a similar agreement in the future, for new consideration, but no such request, or absence of such request of Associate, affects the validity or term of the obligations assumed under this Agreement.

         h. Gender. Any reference to the male gender in this Agreement is intended to apply equally and impartially to both males and females alike.

         i. Captions and Headings. Captions and headings used herein are for convenience only and are not a part of this Agreement and shall not be used in construing this Agreement.

         j. Consent to Jurisdiction. Associate and the Company agree that any legal action or proceedings with respect to this Agreement may be initiated in the courts of the State of Georgia and the Company and Associate hereby agree to subject themselves to the jurisdiction of the federal and state courts of Georgia with respect to any such legal action or proceedings.

         k. Survival. Notwithstanding the expiration or termination of this Agreement by any party for any reason whatsoever, the respect to rights and obligations set forth herein will remain in full force and effect, until they have been fully exercised and discharged.

         l. At-will Employment. Nothing in this Agreement shall alter Associate's status as an at-will employee or create any right to continued employment.

IN WITNESS WHEREOF, the parties have executed this Agreement knowingly and voluntarily on the respective date first set forth above.

         ASSOCIATE:                           CheckFree Services Corporation



/s/ Mark A. Johnson                       /s/ Deborah N. Gable
_____________________________             ____________________________________
    Mark A. Johnson                           Deborah N. Gable


                                   Its:   Senior Vice President, Human Resources
                                          ______________________________________



Date: 2/11/03                      Date:  2/11/03
      ______________________              ____________________________________